                               POWER OF ATTORNEY






        I, the undersigned director of New York Life Insurance and Annuity Corporation ("NYLIAC"), hereby constitute Scott L. Berlin, Karen E. Dann, Melvin
J. Feinberg, Robert J. Hebron, Edward P. Linder, Catherine A. Marrion, Corey B. Multer, and Jacqueline A. O'Leary, and each of them individually, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name, registration statements to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, and any and all amendments thereto, with respect to any variable life insurance policies or variable annuity contracts issued by NYLIAC and related units in NYLIAC separate accounts.

        Witness my hand on the date set forth below.





  /s/ Angelo J. Scialabba                                 February 2, 2005
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      Angelo J. Scialabba                                       Date